As filed with the U.S. Securities and Exchange Commission on January 27, 2005

Registration No. 333-119433

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MediciNova, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	33-0927979
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification no.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(858) 373-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Takashi Kiyoizumi, M.D., Ph.D.

MediciNova, Inc.

President and Chief Executive Officer

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(858) 373-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Babak Yaghmaie, Esq. Pillsbury Winthrop LLP 1540 Broadway New York, New York 10036 Phone: (212) 858-1000 Fax: (212) 858-1500	David R. Snyder, Esq. James E. Basta, Esq. Pillsbury Winthrop LLP 101 West Broadway San Diego, California 92101-4700 Phone: (619) 234-5000 Fax: (619) 236-1995	Alan G. Cannon, Esq. Simpson Thacher & Bartlett LLP Ark Mori Building—37th Floor 12-32, Akasaka 1-chome Minato-ku, Tokyo 107, Japan Phone: 011-81-3-5562-6200 Fax: 011-81-3-5562-6202

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the Hercules market listing fee.

Amount to be Paid
SEC Registration Fee	$22,704
Hercules Market Listing Fee	35,000
Printing and Engraving	270,000
Legal Fees and Expenses	2,250,000
Accounting Fees and Expenses	600,000
Transfer Agent Fees	20,000
Miscellaneous	164,796

Total	$3,362,500

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by Delaware General Corporation Law, our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

As permitted by the Delaware General Corporation Law, our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

We have also entered into agreements with certain of our directors and executive officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent not prohibited by law.

We have purchased directors and officers liability insurance.

Reference is also made to the Underwriting Agreement, which provides for the indemnification of our officers, directors and controlling persons against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or issued by us without registration under the Securities Act:

1.    From September 2000 through September 30, 2004, we granted stock options to purchase 1,510,000 shares of our common stock, net of cancellations, at an exercise price of $1.00 per share to employees, consultants, directors and other service providers pursuant to our 2000 General Stock Incentive Plan. For these issuances we relied on the exemption provided by Section 4(2) of the Securities Act and Rule 701 promulgated thereunder.

2.    Between March 31, 2003 and May 20, 2004, we issued and sold 291,150 shares of Series B preferred stock for an aggregate purchase price of $29,115,000 to 18 accredited investors, including 6 U.S. entities, 1 U.S. individual, 9 Japanese entities, and 2 Japanese individuals. For these issuances we relied on the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

3.    On May 24, 2004, in connection with a consulting fee owed by us, we issued a warrant to Bioven Advisory, Inc. to purchase 500,000 shares of our common stock at an exercise price of $1.00 per share. For this issuance we relied on the exemption provided by Section 4(2) of the Securities Act.

4.    On September 2, 2004, we issued and sold 27,667,856 shares of Series C preferred stock for an aggregate purchase price of $44,821,926.72 to 29 accredited investors, including 5 U.S. entities, 19 Japanese entities, 2 Japanese individuals, 2 Taiwanese entities and 1 Swiss entity. For these issuances we relied on the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The recipients of securities in the transactions noted in all of the paragraphs above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Item 16. Exhibits and Financial Statement Schedule

(a) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

1.2	Form of Green Shoe Option Agreement.

3.1**	Restated Certificate of Incorporation of the Registrant.

3.2**	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the date of the prospectus to which this Registration Statement relates.

3.3**	Bylaws of the Registrant.

3.4**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the date of the prospectus to which this Registration Statement relates.

4.1**	Form of Common Stock Certificate.

4.2**	Amended and Restated Registration Rights Agreement by and among the Registrant, its founders and the investors named therein, dated September 2, 2004.

4.3**	Amended and Restated Stock Purchase Warrant held by Takashi Kiyoizumi, dated September 2, 2004.

4.4**	Amended and Restated Stock Purchase Warrant held by Yuichi Iwaki, dated September 2, 2004.

5.1**	Opinion of Pillsbury Winthrop LLP.

Exhibit Number	Description

10.1**	2000 General Stock Incentive Plan of the Registrant.
10.2**	2004 Stock Incentive Plan of the Registrant.
10.3**	Form of Indemnification Agreement between the Registrant and its officers and directors.
10.4**†	License Agreement between the Registrant and Kyorin Pharmaceutical Co., Ltd., dated March 14, 2002.
10.5**†	License Agreement between the Registrant and Angiogene Pharmaceuticals, Ltd., dated June 19, 2002.
10.6**†	License Agreement by and among the Registrant, Riken and Dr. Katsuhiko Mikoshiba, dated June 1, 2003.
10.7**†	Exclusive License Agreement between the Registrant and Kissei Pharmaceutical Co., Ltd., dated February 25, 2004.
10.8**†	License Agreement between the Registrant and Mitsubishi Pharma Corporation, dated April 27, 2004.
10.9**†	Master Services Agreement between the Registrant and Asahi Kasei Pharma Corporation, dated December 1, 2003.
10.10**†	Master Services Agreement between the Registrant and Argenes Inc., dated June 25, 2004.
10.11**	Employment Agreement between the Registrant and Takashi Kiyoizumi, M.D., Ph.D., dated September 26, 2003.
10.12**	Employment Agreement between the Registrant and Brian Anderson, dated April 26, 2004.
10.13**	Employment Agreement between the Registrant and Richard E. Gammans, Ph.D., dated June 14, 2004.
10.14**	Employment Agreement between the Registrant and Kenneth W. Locke, Ph.D., dated September 26, 2000, as amended.
10.15**	Employment Agreement between the Registrant and Mark Lotz, dated February 2, 2004.
10.16**	Employment Agreement between the Registrant and Joji Suzuki, M.D., Ph.D., effective May 10, 2004, as amended.
10.17**	Research Services Agreement between the Registrant and Tanabe Research Laboratories U.S.A., Inc., dated June 1, 2001.
10.18**†	License Agreement between the Registrant and Kyorin Pharmaceutical Co., Ltd., dated October 22, 2004.
10.19**	Office Lease Agreement between the Registrant and CA-LA Jolla II Limited Partnership, dated January 28, 2004 and the First Amendment thereto, dated August 10, 2004.
10.20**	Consulting Agreement between the Registrant and Dr. Yuichi Iwaki, dated as of November 22, 2004.
10.21**†	License Agreement between the Registrant and Mitsubishi Pharma Corporation, dated December 8, 2004.
23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1**	Powers of attorney.
24.2**	Power of attorney of John K.A. Predergast, Ph. D.

*	To be filed by amendment.
**	Previously filed.
†	Portions of this Exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedule

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake that:

1.    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Amendment to this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of January, 2005.

MEDICINOVA, INC.

By:	/s/ TAKASHI KIYOIZUMI
Takashi Kiyoizumi, M.D., Ph.D. Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ TAKASHI KIYOIZUMI Takashi Kiyoizumi, M.D., Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	January 27, 2005

/s/ YUICHI IWAKI* Yuichi Iwaki, M.D., Ph.D.	Director	January 27, 2005

/s/ JOHN K. A. PRENDERGAST, PH.D.* John K. A. Prendergast, Ph.D.	Director	January 27, 2005

/s/ DANIEL VAPNEK* Daniel Vapnek, Ph.D.	Director	January 27, 2005

/s/ HIDEKI NAGAO* Hideki Nagao	Director	January 27, 2005

*By:	/S/ TAKASHI KIYOIZUMI
Takashi Kiyoizumi, M.D., Ph.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

1.2	Form of Green Shoe Option Agreement.

3.1**	Restated Certificate of Incorporation of the Registrant.

3.2**	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the date of the prospectus to which this Registration Statement relates.

3.3**	Bylaws of the Registrant.

3.4**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the date of the prospectus to which this Registration Statement relates.

4.1**	Form of Common Stock Certificate.

4.2**	Amended and Restated Registration Rights Agreement by and among the Registrant, its founders and the investors named therein, dated September 2, 2004.

4.3**	Amended and Restated Stock Purchase Warrant held by Takashi Kiyoizumi, dated September 2, 2004.

4.4**	Amended and Restated Stock Purchase Warrant held by Yuichi Iwaki, dated September 2, 2004.

5.1**	Opinion of Pillsbury Winthrop LLP.

10.1**	2000 General Stock Incentive Plan of the Registrant.

10.2**	2004 Stock Incentive Plan of the Registrant.

10.3**	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.4**†	License Agreement between the Registrant and Kyorin Pharmaceutical Co., Ltd., dated March 14, 2002.

10.5**†	License Agreement between the Registrant and Angiogene Pharmaceuticals, Ltd., dated June 19, 2002.

10.6**†	License Agreement by and among the Registrant, Riken and Dr. Katsuhiko Mikoshiba, dated June 1, 2003.

10.7**†	Exclusive License Agreement between the Registrant and Kissei Pharmaceutical Co., Ltd., dated February 25, 2004.

10.8**†	License Agreement between the Registrant. and Mitsubishi Pharma Corporation, dated April 27, 2004.

10.9**†	Master Services Agreement between the Registrant and Asahi Kasei Pharma Corporation, dated December 1, 2003.

10.10**†	Master Services Agreement between the Registrant and Argenes Inc., dated June 25, 2004.

10.11**	Employment Agreement between the Registrant and Takashi Kiyoizumi, M.D., Ph.D., dated September 26, 2003.

10.12**	Employment Agreement between the Registrant and Brian Anderson, dated April 26, 2004.

10.13**	Employment Agreement between the Registrant and Richard E. Gammans, Ph.D., dated June 14, 2004.

10.14**	Employment Agreement between the Registrant and Kenneth W. Locke, Ph.D., dated September 26, 2000, as amended.

10.15**	Employment Agreement between the Registrant and Mark Lotz, dated February 2, 2004.

10.16**	Employment Agreement between the Registrant and Joji Suzuki, M.D., Ph.D., effective May 10, 2004, as amended.

Exhibit Number	Description

10.17**	Research Services Agreement between the Registrant and Tanabe Research Laboratories U.S.A., Inc., dated June 1, 2001.

10.18**†	License Agreement between the Registrant and Kyorin Pharmaceutical Co., Ltd., dated October 22, 2004.

10.19**	Office Lease Agreement between the Registrant and CA-LA Jolla II Limited Partnership, dated January 28, 2004 and the First Amendment thereto, dated August 10, 2004.

10.20**	Consulting Agreement between the Registrant and Dr. Yuichi Iwaki, dated as of November 22, 2004.

10.21**†	License Agreement between the Registrant and Mitsubishi Pharma Corporation, dated December 8, 2004.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1**	Powers of attorney.

24.2**	Power of attorney of John K.A. Prendergast, Ph.D.

*	To be filed by amendment.
**	Previously filed.
†	Portions of this Exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.